FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 21, 2016, The American Academy of Ophthalmology published a paper entitled “Five year safety and performance results from the Argus II Retinal Prosthesis System Clinical Trial”. The trial follows the assessment of 30 subjects implanted with the Argus® II retinal prosthesis in 10 centers throughout the United States and Europe.  All patients were blind (i.e., with bare light perception or worse) from retinitis pigmentosa or similar disorders. Throughout five years of clinical study, results showed that patients' visual function improved after implantation with the Argus II and these improvements were sustained over five years. Patients reported that using Argus II had a positive impact on their wellbeing, including a renewed connection with loved ones and the world around them. Results also demonstrated that the Argus II had an acceptable safety profile.

A copy of the press release entitled “Second Sight Announces Five-Year Data from Argus II Retinal Prosthesis System” is attached to this report as Exhibit 99.1 and the paper “Five year safety and performance results from the Argus II Retinal Prosthesis System Clinical Trial” is attached to this report as Exhibit 99.2. Both are incorporated herein by reference. The above description of the paper is qualified in its entirety by reference to the exhibits.

Exhibit No.	Description

99.1	Press Release issued July 21, 2016
99.2	Five year safety and performance results from the Argus II Retinal Prosthesis System Clinical Trial

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer